Exhibit 99.1


Press Contacts:

Peter Huie
MaxWorldwide, Inc.
(310) 566-2002
phuie@maxworldwide.com

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                       MaxWorldwide Declares Distribution

Greenwich, CT - March 2, 2004 - MaxWorldwide, Inc. (MAXW.PK), announced that the Board of Directors declared on February 26, 2004 a distribution of $0.50 per share of common stock outstanding, payable on March 24, 2004 to stockholders of record as of March 15, 2004. The distribution is being made in connection with the Plan of Liquidation and Dissolution adopted by the company in July 2003.